Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

WHITESTONE REIT

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee	Carried Forward Form Type	Carried Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, $0.001 par value per share	—	—	—	—	—	—	—	—	—	—
	Equity	Preferred shares, $0.001 par value per share	—	—	—	—	—	—	—	—	—	—
	Equity	Depositary Shares (3)	—	—	—	—	—	—	—	—	—	—
	Equity	Subscription Rights	—	—	—	—	—	—	—	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	—	—	$750,000,000	$0.00015310	$114,825	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
	Equity	Common shares, $0.001 par value per share
	Equity	Preferred shares, $0.001 par value per share
	Equity	Depositary Shares (3)
	Equity	Subscription Rights
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(4)	—	$492,265,368.89 (4)	$0.0000927	—	S-3	333-203727	April 29, 2015	$45,633 (4)

	Total Offering Amounts				—	$750,000,000	—		—	—	—	—
	Total Fees Previously Paid				—	—	—	$45,633	—	—	—	—
	Total Fee Offsets				—	—	—	—	—	—	—	—
	Net Fee Due				—	—	—	$69,192.01	—	—	—	—

(1)

The amount of securities to be registered hereby is not specified as to each class of securities pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, which together shall have a maximum offering price not to exceed $750,000,000.

(2)

The registrant will determine the proposed maximum offering price per share from time to time in connection with, and at the time of, the issuance of the securities registered hereunder. Securities registered hereby may be offered for U.S. dollars or foreign currencies or currency units and may be sold separately or together in units with other securities registered hereby.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share or multiple preferred shares and will be evidenced by a depositary receipt.

(4)

The Registrant previously filed a Registration Statement on Form S-3 (File No. 333-203727) on April 29, 2015, which was declared effective on May 18, 2015 and expired on April 29, 2018 (the “Prior Registration Statement”), that registered $750,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $492,265,368.89 of unsold securities (the “Unsold Securities”), that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $45,633 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6) because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $257,734,631.11 of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.